SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 29, 2015 (January 23, 2015)

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in Charter)

Delaware	000-030061	95-4557538

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Park Avenue, New York City, New York 10017, United States of America

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: +31.20.653.5916

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2015, Mr. Zuurbier relinquished his role as Chief Operational Officer of Elephant Talk Communications Corp. (the “Company”) in connection with the Board of Directors’ (the “Board”) appointment of Mr. Zuurbier as the Co-President of the Company’s Mobile Platform Activities. Mr. Zuurbier will continue to serve as the Chief Technology Officer of the Company.

Item 8.01   Other Events.

On January 23, 2015, the Board of the Company appointed Armin Gustav Hessler to be the Co-President of the Company’s Mobile Platform Activities effective on April 1, 2015.

On January 23, 2015, in conjunction with the above appointments, Floris van den Broek, Vice President of the Company’s Mobile Platform Activities, voluntarily resigned his position with the Company.

Item 9.01 Exhibits

(d) Exhibits

Exhibit
No.	Description
99.1	Press Release announcing appointments of Mr. Zuurbier and Mr. Hessler dated January 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2015	ELEPHANT TALK COMMUNICATIONS CORP.

	By:	/s/ Alex Vermeulen
Alex Vermeulen
General Counsel